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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                      Educational Video Conferencing, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Delaware                             06-1488212AA9
---------------------------------    ------------------------------------
    (State of incorporation)         (I.R.S. employer identification No.)

35 East Grassy Sprain Road, Suite 200, Yonkers, NY            10710
--------------------------------------------------    -------------------
  (Address of principal executive offices)                  (Zip code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1) please check the following box. [_]


If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2) please check the following box. [_]



Securities  Act  registration  statement file number to which this form relates:
333-66085.


Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class              Name of Each Exchange on Which
       to be so Registered              Each Class is to be Registered
                                        ------------------------------

Common Stock, par value $.0001             Boston Stock Exchange
------------------------------             Pacific Exchange, Inc.



Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.0001
------------------------------
       (Title of Class)



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Item 1.           Description of Registrant's Securities to be Registered

                  Reference is made to the description of the Registrant's common stock, par value $.0001 per share (the "Common Stock"), under the caption "Description of Capital Stock" in the Registrant's Form SB-2 Registration Statement (Registration No. 333-66085) filed with the Securities and Exchange Commission on October 23, 1998 (the "Registration Statement"), as subsequently amended, which description is incorporated herein by reference.


Item 2.           Exhibits

         *        3.1      Registrant's Certificate of Incorporation, as amended
                          (Exhibit 3.1 to the Registration Statement).

         *        3.2      Certificate of Correction of Registrant's Certificate
                           of  Incorporation (Exhibit 3.4 to  the   Registration
                           Statement).

         *        3.3      Registrant's  Amended and  Restated  By-Laws (Exhibit
                           3.2 to the Registration Statement).

         *        4.5      Form of Common  Stock Certificate (Exhibit 4.5 to the
                           Registration Statement).


-------------------------------

* Incorporated by reference to the exhibits to the Registration Agreement.



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                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    Educational Video Conferencing, Inc.
                                    ------------------------------------
                                    (Registrant)


Date:  February 10, 1999            By:     /s/ Richard Goldenberg
                                            ----------------------
                                            Name: Richard Goldenberg
                                            Title: Chief Financial Officer